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                                                                   Exhibit 10.29



                  AGREEMENT FOR THE SALE AND PURCHASE OF ASSETS
                   AND THE ASSUMPTION OF CONTRACT OBLIGATIONS



         THIS AGREEMENT FOR THE SALE AND PURCHASE OF ASSETS AND THE ASSUMPTION OF CONTRACT OBLIGATIONS ("AGREEMENT") is entered into as of July _____, 1999 by and between Fairchild Technologies USA, Inc., a Delaware corporation ("SELLER") and Novellus Systems, Inc., a California corporation ("PURCHASER").




                                    RECITALS


A. Seller desires to sell and transfer certain assets, rights and intangible property and contracts to Purchaser on the terms and conditions set forth in this Agreement.

B. Purchaser desires to purchase or assume, certain assets, rights and intangible property and contract obligations from Seller on the terms and conditions set forth in this Agreement.

C.       List of attached exhibits:

         Exhibit A:  Equipment
         Exhibit B:  Inventory
         Exhibit C:  Intellectual Property
         Exhibit D:  Intel Purchase Order
         Exhibit E:  Sublicense For Low-K and Spin-On-Glass
         Exhibit F:  Sublicense For Patent Number 5,013,586
         Exhibit G:  Bill of Sale
         Exhibit H:  Assignment of Contract


         NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties hereto agree as follows:

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                             ARTICLE I: DEFINITIONS

         The following terms, as used herein, have the following respective meanings:

         "LIEN" means any mortgage, lien, pledge, charge, security interest, encumbrance of any kind or any right of any third party.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "TAX" means with respect to any Person any income, gross receipts, sales, use, ad valorem, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, or property tax, custom duty or other tax, fee, assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority on such Person.


                     ARTICLE II: SALE AND PURCHASE OF ASSETS
                     AND ASSUMPTION OF CONTRACT OBLIGATIONS

2.01     ACQUIRED ASSETS.

         Subject to the terms and conditions of this Agreement and for the consideration set forth herein, Seller shall, at the Closing, sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, free and clear of any and all liens, claims and encumbrances, the following assets of Seller as the same shall exist at the Closing (but excluding from such assets the assets described in Section 2.01(c) (collectively, the "ACQUIRED ASSETS"):

         (a) The equipment identified on Exhibit A hereto, for the purchase price of One Million Eighty-Three Thousand Dollars ($1,083,000) (as allocated on Exhibit A);

         (b) All of Seller's right, title and interest in and to the intellectual property set forth in Exhibit C hereto (the "INTELLECTUAL PROPERTY") for the purchase price of Six Million Dollars ($6,000,000).

         (c)      Excluded Assets.

                  Nothing herein shall give Purchaser the right to use the name "Fairchild," "Fairchild Technologies," "Falcon," or any other trade name or trademark.


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

                  Nothing herein shall be deemed to grant to Purchaser any ownership rights to information, intellectual property, obligations or liabilities related to IRSET DUV module at Intel Corporation. Seller specifically retains all liabilities and rights to use, sell, distribute, license, sublicense or otherwise exercise ownership rights with respect to any information or intellectual property related to IRSET DUV module.

                  Except as set forth in Section 4.03 (Title), the Acquired Assets are sold as is. The parties shall share equally in the costs of delivery and duties for the Acquired Assets.



2.02     ASSUMPTION OF INTEL PURCHASE ORDER.

         The Seller sells, conveys, assigns, transfers and delivers to Purchaser and the Purchaser hereby accepts the assignment of and assumes all obligations (other than the obligations relating to the IRSET DUV module) under the Purchase Order with Intel Corporation, attached hereto as Exhibit D (the "INTEL PURCHASE ORDER").

         Other than the obligations relating to the IRSET DUV module, Purchaser shall assume the ongoing support and warranty obligations (including spare parts requirements) under the Intel Purchase Order.

         Purchaser shall be entitled to receive and retain the final acceptance payment from Intel Corporation under the Intel Purchase Order (in the approximate amount of $256,000). Purchaser acknowledges and agrees that receipt of payments from Intel is subject to Purchaser's compliance and fulfillment of the terms, conditions and obligations under the purchase order, and is subject to Intel Corporation's acceptance of the products delivered under the Intel Purchase Order.

         Purchaser shall hold Seller free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Purchaser's failure to comply with or perform all obligations under the Intel Purchase Order, other than obligations and liabilities related to IRSET DUV module which shall be retained by Seller.

         Purchaser and Seller acknowledge and agree that the assignment of the Intel Purchase Order is subject to the written consent of Intel Corporation. Neither party shall have any obligation to close hereunder unless such consent is obtained. Seller warrants and represents to Purchaser that all payments or obligations under the Intel Purchase Order to be assumed by Purchaser are or will be current as of Closing, except for having the equipment accepted by Intel Corporation, and performing such additional work as may be necessary to have the equipment accepted by Intel Corporation.


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

2.03     PAYMENT TERMS.

         The aggregate purchase price of Seven Million Eighty-Three Thousand Dollars ($7,083,000), as set forth in Section 2.01 (the "PURCHASE PRICE"), shall be paid at the Closing by wire transfer in immediately available funds.



2.04     NO OTHER ASSUMED OBLIGATIONS.

         Except for the specific obligations and liabilities assumed by Purchaser pursuant to Section 2.02 hereof, Purchaser is not assuming any obligations or liabilities of Seller, whether relating to Seller's operations, Seller's employees, warranty obligations to Seller's customers, Seller's tax obligations, or otherwise.




                        ARTICLE III: CLOSING; DELIVERIES

3.01     CLOSING.

         The closing (the "CLOSING") of the transactions contemplated herein shall occur on the date hereof (the "CLOSING DATE"), at the offices of Morrison & Foerster, LLP, 755 Page Mill Road, Palo Alto, California.

3.02     DELIVERIES BY SELLER AT THE CLOSING.

         At the Closing, Seller shall deliver or cause to be delivered to
         Purchaser:

         (a) An executed Sublicense for Low-K and Spin-On-Glass applications, substantially in the form of Exhibit E hereof.

         (b) An executed Sublicense for Patent Number 5,013,586, substantially in the form of Exhibit F hereof. (The Sublicenses referenced in Section 3.02 (a) and (b) are hereafter referred to as the "SUBLICENSE AGREEMENTS".)

         (c) An executed Bill of Sale, substantially in the form of Exhibit G hereto.

         (d) An executed Assignment of Contract, substantially in the form of Exhibit H hereto, including the consent of Intel Corporation to such assignment.

         (e) A Secretary's Certificate certifying the resolutions of the Board of Directors of Seller authorizing consummation of the transactions contemplated by this Agreement, together with a good standing certificate from the Delaware Secretary of State.


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3.03     DELIVERIES BY SELLER AFTER THE CLOSING.

         Seller shall use reasonable commercial efforts to cause the Acquired Assets to be promptly delivered to Purchaser after Closing, but in no event shall such delivery occur more than 30 days after the Closing.





3.04     DELIVERIES BY PURCHASER AT THE CLOSING.

         At the Closing, Purchaser shall deliver or cause to be delivered to
Seller:

         (a)   The Purchase Price, as provided in Section 2.03.

         (b) A Secretary's Certificate certifying the resolutions of the Board of Directors of Purchaser authorizing consummation of the transactions contemplated by this Agreement, together with a good standing certificate from the California Secretary of State.

         (c) An executed counterpart of the Sublicense Agreements, the Bill of Sale and the Assignment of Contract referenced in Sections 3.02
               (a), (b), (c) and (d).

3.05     CONDITIONS TO OBLIGATIONS OF PURCHASER.

         All obligations of Purchaser, at its option, are conditioned upon the fulfillment, prior to or at the Closing, of all of the following conditions, any one or more of which may be waived by Purchaser:

         (a) All of Seller's warranties and representations shall be true and accurate as of Closing.

         (b) Seller shall have performed all of its obligations hereunder to be performed prior to or at Closing.

         (c) Seller shall have delivered all items referenced in Section 3.02 hereof.

         (d) There shall have been no material loss or destruction of the assets to be transferred hereunder as of Closing.

         (e) Seller shall have obtained the written consent of Intel Corporation to the assignment of the Intel Purchase Order (it being understood that neither party shall have any further obligations under this Agreement if such consent is not obtained).


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         (f)   Purchaser shall have entered into employment agreements with the following individuals:

               Tom Batchelder
               Hener Meinhold
               Wayne Cai
               Mark Rea

         (g) Seller shall have provided Purchaser the opportunity to conduct the due diligence on the assets and transfers contemplated hereby and all aspects of Seller's business which could affect the representations and warranties or other obligations of Seller hereunder and shall be satisfied with the results of such diligence.

         (h) Satisfactory amendments shall have been made to the primary License Agreements sufficient to support the underlying Sublicense Agreements, including without limitation, extending the term of the Sublicense Agreement for Patent Number 5,013,586 from June 13, 2006 until the life of the patent.

         (i) Purchaser and Seller shall have entered into a Services Agreement regarding the employees referenced in clause (f) above, in form and substance acceptable to the parties.

         (j) Purchaser will use all reasonable efforts to satisfy all of the foregoing conditions.



3.06     CONDITIONS TO OBLIGATIONS OF SELLER.

         All obligations of Seller, at its option, are conditioned upon the fulfillment, prior to or at the Closing, of all of the following conditions, any one or more of which may be waived by Purchaser:

         (a) All of Purchaser's warranties and representations shall be true and accurate as of Closing.

         (b) Purchaser shall have performed all of its obligations hereunder to be performed prior to or at Closing.

         (c)   Purchaser shall have delivered all items referenced in Section
               3.04 hereof.

         (d) Seller shall have obtained the written consent of Intel Corporation to the assignment of the Intel Purchase Order (it being understood that neither party shall have any further obligations under this Agreement if such consent is not obtained).

3.07     FURTHER ASSURANCES.


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         From time to time, each party hereto shall deliver (upon request) such further assignments, bills of conveyances, assumptions, instruments or other documents and provide such other cooperation as may be reasonably required by the other party hereto to further evidence the assignment of assets (including intellectual property) and assumption of obligations (including the Intel Purchase Order) intended to be assigned and/or assumed pursuant to this Agreement and the Exhibits hereto.



              ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants the following as of the time of signing this Agreement and as of the Closing Date:

4.01     SELLER'S EXISTENCE AND CORPORATE ORGANIZATION.

         Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution, delivery and performance by Seller of this Agreement are within Seller's corporate powers and have been duly authorized by all necessary corporate action.

4.02     CONTRAVENTION; BINDING EFFECT.

         The execution, delivery and performance by Seller of this Agreement do not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon Seller or result in the creation of any Lien on any of the Acquired Assets.

         This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.



4.03     TITLE.

         Seller is the owner of, and has good and marketable title to, all of the Acquired Assets and the Intel Purchase Order to be transferred under the terms of this Agreement (subject in the case of the Intel Purchase Order to obtaining consent from Intel Corporation), and will transfer good title to said assets to Purchaser at Closing free and clear of all liens, charges, encumbrances and any other rights of third parties.


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         The use of the Intellectual Property by Seller in the Seller's business prior to Closing does not, and the use of the Intellectual Property by Purchaser after Closing in compliance with the terms of the Sublicense Agreements will not violate any license or other agreement between Seller and any third party.

         Except as disclosed in Exhibit C hereof, Seller has received no written notice of and has no knowledge of any infringement or any alleged infringement on the rights of any third party, or of any action or proceeding pending or threatened, contesting the validity, ownership or right to use, sell, license or dispose of the Intellectual Property.

         To Seller's knowledge, the patents relating to the Sublicense Agreements are valid based on the prior art of which Seller is aware.

         Seller has the right to sublicense the patents as contemplated by the Sublicense Agreements, and has the right to transfer and assign the other Intellectual Property to Purchaser hereunder.

4.04     CONSENTS.

         Other than Intel Corporation's consent for the assignment of the Intel Purchase Order, no consents or approvals of any public body or authority and no consents or waivers from other parties are required for the lawful consummation of the transactions contemplated hereby.


              ARTICLE V: PURCHASER'S REPRESENTATIONS AND WARRANTIES

Purchaser represents and warrants the following as of the time of signing this Agreement and as of the Closing Date:

5.01     PURCHASER'S EXISTENCE AND CORPORATE ORGANIZATION.

         Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The execution, delivery and performance by Purchaser of this Agreement are within Purchaser's corporate powers and have been duly authorized by all necessary corporate action.

5.02     CONTRAVENTION; BINDING EFFECT.

         The execution, delivery and performance by Purchaser of this Agreement do not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon Purchaser.

         This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.


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

5.03     CONSENTS.

         No consents or approvals of any public body or authority and no consents or waivers from other parties are required for the lawful consummation of the transactions contemplated hereby.

5.04     PURCHASER'S KNOWLEDGE OF THE SELLER AND THE ACQUIRED ASSETS.

         Purchaser has had access to, and has examined, all materials it has requested regarding Seller's business and the Acquired Assets.




              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.
                              NEXT PAGE IS PAGE 10]



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                        ARTICLE VI: PURCHASER'S COVENANTS

6.01     ASSISTANCE IN CONNECTION WITH THE COLLECTION OF SELLER'S ACCOUNTS
         RECEIVABLE.

         If any of Seller's accounts receivable are erroneously paid to Purchaser, Purchaser shall pay over the amounts received to Seller within 15 days of receipt.

6.02     SELLER'S PRODUCT WARRANTY OBLIGATIONS.

         Other than warranty obligations under the Intel Purchase Order (which are assumed by Purchaser, as provided in Section 2.02 hereof), Purchaser shall not assume, nor have any obligations to provide assistance for, any product warranty obligations.

6.03     OBLIGATION TO PURCHASE INVENTORY.

         Purchaser shall purchase the inventory identified on Exhibit B hereto (the "INVENTORY"), which is valued at approximately $29,000. Seller shall use its best efforts to cause the Inventory to be promptly delivered to Purchaser after Closing. Seller shall invoice Purchaser for the Inventory, and Purchaser shall pay such invoice within thirty
         (30) days after its receipt. The parties shall share equally in the costs of delivery and duties for the Inventory.



                               ARTICLE VII: TAXES

7.01     TRANSFER TAXES.

         All transfer and similar taxes or duties, including but not limited to sales or use tax or stamp duties payable in connection with the transfer and conveyance of the Acquired Assets, shall be the responsibility of and shall be paid by the Purchaser.

7.02     TAX INFORMATION.

         Each party to this Agreement shall provide the other party with access to all relevant documents, data and other information that may be reasonably required by the other party for the purpose of preparing tax returns and responding to any audit by any governmental agency. Each party to this Agreement shall cooperate with all reasonable requests of the other party made in connection with resisting or contesting the imposition of taxes. Notwithstanding anything to the contrary in this Agreement, neither party to this Agreement shall be required at any time to disclose to the other income tax returns or other confidential tax information.


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                     ARTICLE VIII: SURVIVAL; INDEMNIFICATION

8.01     SURVIVAL OF REPRESENTATIONS; REMEDY FOR BREACH.

         The representations and warranties of the parties contained herein shall survive until January 1, 2005; provided that: (i) the representations made in Article VII (Taxes) shall survive until such time as claims by third parties, including the competent fiscal authorities, are barred by the relevant statute of limitations; and
         (ii) the representations made in Section 4.03 (Title) shall survive for the life of the patents sublicensed under the Sublicense Agreements. Seller and Purchaser agree to use reasonable efforts to mitigate any loss or damage for which they may seek indemnification under this
         Article 8.

8.02     INDEMNIFICATION BY SELLER.

         Seller shall indemnify Purchaser against and agrees to hold it harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses in connection with any action, suit or proceeding brought against Purchaser or its affiliates) incurred or suffered by Purchaser arising out of any misrepresentation, breach of warranty or breach of covenant made by Seller pursuant to this Agreement or any of the agreements entered in connection herewith.

8.03     INDEMNIFICATION BY PURCHASER.

         Purchaser shall indemnify Seller against and agrees to hold it harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses in connection with any action, suit or proceeding brought against Seller or its affiliates) incurred or suffered by Seller arising out of any misrepresentation, breach of warranty or breach of covenant made by Purchaser pursuant to this Agreement or any of the agreements entered in connection herewith.

8.04     NOTICE AND PROCEDURE FOR INDEMNIFICATION.

         A party seeking indemnification pursuant to this Article 8 (an "INDEMNIFIED PARTY") shall give prompt written notice to the party from whom such indemnification is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity may be sought hereunder and will give the indemnifying party such information with respect thereto as the indemnifying party may reasonably request, but no failure to give such notice shall relieve the indemnifying party of any liability hereunder. The indemnifying party may, at its expense, participate in or assume the defense of any such action, suit or proceeding involving a third party. In such case the indemnified party shall have the right (but not the duty) to participate in the defense thereof, and to employ counsel, as its own expense,


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

         separate from counsel employed by the indemnifying party in any such action and to participate in the defense thereof.


                            ARTICLE IX: MISCELLANEOUS

9.01     NOTICES.

         All notices, consents, requests, instructions, approvals and other communications required or authorized to be given by either party to the other under this Agreement shall be made in writing and shall be deemed to have been given or submitted (i) when delivered by hand, (ii) on the same day if communicated by fax, and (iii) five (5) days after the date deposited in the mail in registered form, first class, airmail postage prepaid, addressed as follows :


         if to Purchaser:                      if to Seller:

         Novellus Systems, Inc.                Fairchild Technologies USA, Inc.
         4000 North First Street               c/o Fairchild Legal Department
         San Jose, CA  95134                   45025 Aviation Drive, Suite 400
         Attention:  Mr. Robert H. Smith       Dulles, Virginia 20166
         Executive Vice President and CFO      Attention: General Counsel
         Fax:  408-943-3422                    Fax:  703-478-5767
         Telephone:  408-943-9700              Telephone:  703-478-5800


         or to such other address as either party hereto may hereafter specify from time to time by notice to the other party.

9.02     NON-WAIVER OF DEFAULT

         Any failure by either party, at any time, or from time to time, to enforce and require the strict keeping and performance of any of the terms and conditions of this Agreement shall not constitute a waiver of any such terms and conditions at any future time and shall not prevent such party from insisting on the strict keeping and performance of such terms and conditions at any later time.

9.03     INTERPRETATION.

         Should a provision of this Agreement require judicial interpretation, it is agreed that the judicial body interpreting or construing the same shall not apply the assumption that the terms hereof shall by more strictly construed against one party by reason of the rule of construction that an instrument is to be construed more strictly against the party who


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

         itself or through its agents prepared the same, it being agreed that the agents of both parties have participated in the preparation hereof equally.

9.04     AMENDMENT OR RESCISSION.

         This Agreement shall not be modified or rescinded except by written instruments signed by authorized representatives of both parties hereto.

9.05     ENTIRE AGREEMENT.

         This Agreement and the related agreements specifically referred to herein embody the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements with respect thereto.

9.06     CAPTIONS.

         Captions herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement. Unless the context requires otherwise, all references herein to Articles and Sections are to the articles and sections of this Agreement.

9.07     GOVERNING LAW.

         This Agreement shall be construed in accordance with and governed by the laws of the State of California. Non-exclusive place of jurisdiction and venue shall be in the State of California.

9.08     ATTORNEY'S FEES.

         If any party named herein brings an action or proceeding to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action or proceeding shall be entitled to its reasonable attorney's fees to be paid by the other party.

9.09     COUNTERPART SIGNATURES / FACSIMILE DELIVERY.

         This Agreement may be signed in counterparts and delivered by facsimile.

9.10     BROKERS.

         None of the parties has employed a broker or finder with respect to the transactions contemplated by this Agreement. Each party holds all others harmless and agrees to indemnify them against claims made by any broker or finder resulting from acts or representations of the indemnifying party.


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

9.11     BULK TRANSFER ACT.

         The parties hereto acknowledge that they have waived compliance with the California Bulk Transfers Act. Seller shall indemnify Purchaser for any action against Purchaser by Seller's creditors (or the creditors of prior owners of Seller's business and assets) to recover debts of the Seller (or such prior owners) for any reason whatsoever, including noncompliance with the California Bulk Transfers Act. This provision shall survive indefinitely.

         [Remainder of page left intentionally blank; signatures appear on following page.]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.



Seller                                        Purchaser

FAIRCHILD TECHNOLOGIES USA, INC.              NOVELLUS SYSTEMS, INC.

By:      __________________________
                                              By:      _________________________
         Its
                                                       Its




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

                                    EXHIBIT A

                                    EQUIPMENT

LK 800 low k system (Beta 1) installed in lab in Fremont             $  340,000

LK 800E low k system (Beta 2) (needs some upgrading),
installed in Fremont                                                    625,000

Additional Low Oxygen cure module
(located in Fremont                                                     140,000

Nanospec 4150 (located in Fremont)                                      122,000

Tencor P10 (located in Fremont)                                          98,000

Microscope (located in Fremont)                                           2,500
                                                                     ----------
Total Book Value                                                     $1,327,500
Purchase Discount                                                            50%
                                                                     ----------
Purchase Price                                                       $  664,000

========================================================================
LK 800 low k system
(crated and ready to ship, in Germany)                               $  419,000
========================================================================

Total:                                                               $1,083,000


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                                    EXHIBIT B

                                    INVENTORY

                                   (ATTACHED)

                                    EXHIBIT C

                              INTELLECTUAL PROPERTY

1. All of Seller's intellectual property (other than trade names and trademarks), including any Tangible Embodiments (as defined below) thereof, related to Low-K Spin-On Dielectrics, including without limitation the following intellectual property noted in Tom Batchelder's memo to Jim Moriarty dated June 1, 1999 (attached):

         (a) Open closed/spinning bowl
         (b) Environmentally controlled hot plate oven
         (c) Vacuum cure/aging module (Nanoporisity module)
         (d) Twin spin module
         (e) Process proprietary knowledge

         and also including:

         (f) LK 800 and LK 800E systems
         (g) All documentation, drafts, papers, schematics, diagrams, prototypes, materials, software, databases, designs, works of authorship, compositions of matter, manufacturing drawings, bills of materials, books, records, logs, plans, specifications, blueprints, data, operating manuals, drawings, sketches, marketing materials and other reports or documents (collectively, the "TANGIBLE EMBODIMENTS") relating to the foregoing items (a) through (f).

2A. All of Seller's rights under certain patents in accordance with the terms of the Sublicense for Low-K and Spin-On-Glass applications, attached hereto as Exhibit E, and

2B. All of Seller's rights under US Patent 5,013,586 in accordance with the Sublicense for Patent Number 5,013,586, attached hereto as Exhibit F.

3. All of Seller's sales, marketing, product development and technology plans and information relating exclusively to Seller's Low-K and Spin-On-Glass business.

4. All of Seller's rights to build, use, distribute, sell, license, sublicense or otherwise exercise ownership rights to the Falcon Platform, including all Tangible Embodiments related thereto, for Low-K and Spin-On-Glass applications only.

         The Falcon Platform includes:

         1.  Wafer handling system, including
               a.   input/output modules
               b.   linear robot
               c.   buffer station
               d.   main atmospheric robot
         2.  System mainframe

         3.  System mainframe control system, including
               a.   computer
               b.   user interface
               c.   support electronics
               d.   all interfaces
         4.  Power distribution and safety system
         5.  Scheduling Software/GUI


5. Purchaser acknowledges and agrees that Seller has previously transferred certain drawings, technical data, information and know how with respect to the Falcon Platform (collectively, the "Falcon Information") to Suss Micro Tec, AG ("Suss"), that Suss has developed an independent Low-K and Spin-on-Glass business and may use the Falcon Information in connection with such business, and that Suss has the exclusive right to use the Falcon Information in connection with the photo-resist business that Seller previously sold to Suss. However, Seller acknowledges, agrees and confirms that Suss may not use any of the intellectual property acquired by (or licensed to) Purchaser pursuant to paragraphs 1 or 2A above in connection with its independent Low-K and Spin-on-Glass business. With respect to the intellectual property licensed to Purchaser pursuant to paragraph 2B above, Purchaser acknowledges, agrees and confirms that such license is non-exclusive, and that Suss retains all rights to use, license, sublicense, or otherwise exploit such intellectual property.

         Nothing herein shall be deemed to grant to Purchaser any rights to the name "Falcon" or any rights to the Falcon Platform for applications other than Low-K and Spin-On-Glass.

6.       Disclosure of Alleged Infringement:

         In the past, Suss MicroTec AG (the Licensor for the patents that are the subject of the Sublicense Agreements) has claimed that Seller has infringed on certain Suss MicroTec AG patents. Pursuant to Article 7 of the License Agreement for Patent No. 5,013,586 between Suss MicroTec AG and Seller, Suss MicroTec AG waived any such further claims.

                                    EXHIBIT D

                              INTEL PURCHASE ORDER

                                   (ATTACHED)

                                    EXHIBIT E

                     SUBLICENSE FOR LOW-K AND SPIN-ON-GLASS

                                    EXHIBIT F

                     SUBLICENSE FOR PATENT NUMBER 5,013,586

                                    EXHIBIT G

                                  BILL OF SALE

          This Bill of Sale is made as of July ___, 1999 (the "Closing Date"), by and between Fairchild Technologies USA, Inc., a Delaware corporation ("Seller"), and Novellus Systems, Inc., a California corporation ("Purchaser"). Capitalized terms used without definitions herein shall have the same meanings ascribed to such terms in the Agreement for the Sale and Purchase of Assets and the Assumption of Contract Obligations by and between Purchaser and Seller dated ____, 1999 (the "Purchase Agreement").

         1. SALE OF ASSETS. In accordance with and subject to the terms and conditions set forth in the Purchase Agreement, for good and valuable consideration, the receipt of which is hereby acknowledged, Seller does hereby sell, convey, assign, transfer and deliver (collectively, "sell") to Purchaser all of Seller's right, title and interest in and to the Acquired Assets.

         2. NON-CONTRAVENTION. To the extent that any Acquired Assets may not be sold to Purchaser without the consent of a third party, this Bill of Sale shall not constitute a sale or attempted sale thereof. Such sale shall occur immediately after receipt of the applicable consent.

         3. EFFECT OF SALE. Nothing in this Bill of Sale shall, or shall be deemed to, modify or otherwise affect any provisions of the Purchase Agreement or affect the rights of the parties under the Purchase Agreement. In the event of any conflict between the provisions hereof and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall govern and control.

         4. EXECUTION IN COUNTERPARTS; FACSIMILE DELIVERY. For the convenience of the parties, this Bill of Sale may be executed in one or more counterparts and delivered by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         5. AMENDMENT; WAIVER. Any term or provision of this Bill of Sale may be amended only by a writing signed by Seller and Purchaser. The observance of any term or provision of this Bill of Sale may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound by such waiver. No waiver by a party of any breach of this Bill of Sale will be deemed to constitute a waiver of any other breach or any succeeding breach.

         6. GOVERNING LAW. This Bill of Sale shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed in the State of California by California residents.

         IN WITNESS WHEREOF, Seller and Purchaser have caused this Bill of Sale to be executed on the date first written above.


                                         FAIRCHILD TECHNOLOGIES USA, INC.


                                         By: ____________________________

                                             Its

                                         NOVELLUS SYSTEMS, INC.


                                         By: ________________________

                                             Its

                                    EXHIBIT H


                             ASSIGNMENT OF CONTRACT


         THIS ASSIGNMENT OF CONTRACT (this "Assignment") is made and entered into as of July____, 1999, by Fairchild Technologies USA, Inc., a Delaware corporation ("Assignor"), and Novellus Systems, Inc., a California corporation ("Assignee").

                              W I T N E S S E T H:

         WHEREAS, Assignor and Assignee are parties to that certain Agreement for the Sale and Purchase of Assets and the Assumption of Contract Obligations dated as of July _____, 1999 (the "Agreement") pursuant to which Assignor has agreed to sell certain of Assignor's assets to Assignee. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement; and

         WHEREAS, Assignor has agreed to execute and deliver this Assignment pursuant to the Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, grants, conveys, transfers, assigns and delivers to Assignee, and Assignee accepts from Assignor the interests, rights and benefits accruing to the Seller under the Intel Purchase Order, attached hereto as Exhibit A, other than the obligations and liabilities related to IRSET DUV module which shall be retained by Assignor.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the day and year first above written.


                                     FAIRCHILD TECHNOLOGIES USA, INC.


                                     By: ____________________________

                                         Its

                                     NOVELLUS SYSTEMS, INC.


                                     By: ________________________

                                         Its